SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2004

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington		99202-2600

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure

On March 12, 2004, Moody’s Investors Service affirmed the debt ratings of Avista Corporation (Avista Corp.) and changed the rating outlook to stable from negative.

Avista Corp. ratings affirmed are: senior secured debt at Baa3; senior secured bank credit facility at Baa3; senior unsecured debt and Issuer Rating at Ba1; trust preferred securities at Ba2; and preferred stock at Ba3.

These security ratings are not recommendations to buy, sell or hold securities. The ratings are subject to change or withdrawal at any time by the credit rating agency. Each credit rating should be evaluated independently of any other rating.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: March 15, 2004	/s/ Malyn K. Malquist
Malyn K. Malquist
Senior Vice President, Chief Financial Officer and Treasurer